Exhibit (c)(xi)

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

CONFIDENTIAL

MAY 2024

LAZARD

DISCUSSION MATERIALS

Project Tempest

C O N F I D E N T I A L DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Disclai m er P R O J E C T T E M P E S T The information herein has been prepared by Lazard based upon information supplied by Thoughtworks Holding, Inc . (the “Company”) or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company . We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or any other entity, or concerning solvency or fair value of the Company or any other entity . With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company . We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based . The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise . These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard ; provided, however, that you may disclose to any and all persons the U . S . federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure . Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice .

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST

Tempest Headwinds and Mitigation Strategy

Tempest is only partially through a major reorganization undertaken in response to the challenging market environment

Market Trends / Headwinds

- Difficult demand environment – clients focused on efficiencies
- Reduced digital transformation budgets since 2022
- Desire for lower cost / offshore services vs. premium consulting
- Pricing pressure and smaller deal sizes
- Vendor consolidation

Impact on Tempest

- Downsizing / cancelation of projects
- Longer sales cycles
- Skill mismatch: too many onshore vs. offshore
- Federated model; hard to manage delivery / margins
- Lower ABR and utilization
- Difficulty projecting business / performance
- Necessity to migrate from inbound to outbound GTM

Mitigation Actions / Strategy

- Operational reorganization and transition to outbound GTM
- 2023 reorganization toward consolidated delivery and major (~$80m annual) cost cutting
- Longer term focus on growing offshore (India, LatAm) presence to capture higher margin delivery revenue
- $25-30M cost-cutting program extension announced in May
- New CEO Mike Sutcliff beginning June 2024

LAZARD

3

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST

Tempest Guidance History and Share Price Reactions

($ per share)

Tempest's next quarter guidance has come in below prior consensus in seven of the last eight quarters for Revenue growth, and all of the last eight quarters for Adjusted EBITDA margin

Tempest Share Price Reaction to Earnings Releases



$20.00
18.00
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2.00
0.00
Jun-22
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Oct-22
Nov-22
Dec-22
Jan-23
Feb-23
Mar-23
Apr-23
May-23
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Jan-24
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3
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8
Q2'22 (August 15, 2022)
Shares fell 7% on Q3 YoY Revenue growth guidance 10pp below consensus (15% vs. 25%) and Adj. EBITDA margin guidance ~180bps below consensus (18% vs. 19%)
Q3'22 (November 14, 2022)
Shares fell 2% on Q4 YoY growth guidance 15pp below consensus (7% vs. 22%) and margin guidance ~160bps below consensus (18% vs. 19%)
Q4'22 (February 28, 2023)
Shares fell 17% on FY23 YoY growth guidance 12pp below consensus (2% vs. 13%) despite EBITDA margin guidance in-line with consensus (19% vs. 19%)
Q1'23 (May 9, 2023)
Shares rose +1% on Q2 YoY growth guidance 4pp below consensus (-9% vs. -5%) and margin guidance ~220bps below consensus (16% vs. 18%)
Q2'23 (August 8, 2023)
Shares fell 26% on Q3 YoY growth guidance 14pp below consensus (-16% vs. -1%) and margin guidance ~1,100bps below consensus (10% vs. 21%)
Q3'23 (November 7, 2023)
Shares rose +14% on Q4 YoY growth guidance in-line with consensus (-14% vs. -14%) and margin guidance ~250bps below consensus (12% vs. 14%)
Q4'23 (February 27, 2024)
Shares fell 29% on FY24 YoY growth guidance 11pp below consensus (-12% vs. -1%) and margin guidance ~500bps below consensus (9% vs. 14%)
Q1'24 (May 7, 2024)
Shares rose +20% on FY24 YoY growth guidance +2pp above consensus (-12% vs. -15%) and margin guidance ~100bps below consensus (7% vs. 8%)

Source: Company filings and FactSet as of 5/28/2024.

Note: Tempest EBITDA guidance is based on Adjusted EBITDA, which excludes stock-based compensation, associated payroll taxes and non-recurring items. Stated differences between guidance and consensus may not visually tie to base figures due to rounding.

LAZARD

4

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST

Tempest vs. Peers: Quarterly Guidance Compared with Prior Expectations

Peers have more successfully guided Wall Street, evidencing the challenges Tempest faces both forecasting Revenue and rightsizing the business for the current demand environment

Tempest Next Quarter Guidance vs. Prior Consensus

	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24
YoY Reported Revenue Growth %	(10.1pp)	(15.0pp)	(12.7pp)	(4.1pp)	(14.5pp)	(0.1pp)	(7.7pp)	+3.3pp
Profitability Margin %[1]	(179bps)	(158bps)	(881bps)	(223bps)	(1,062bps)	(250bps)	(983bps)	(115bps)
1-Day Stock Price Reaction %	(7%)	(2%)	(17%)	+1%	(26%)	+14%	(29%)	+20%

Peer Median Next Quarter Guidance vs. Prior Consensus[2]

	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24
YoY Reported Revenue Growth %	(0.3pp)	(0.9pp)	(4.3pp)	(0.3pp)	(0.2pp)	(1.1pp)	(1.0pp)	(0.7pp)
Profitability Margin %[1]	+84bps	+9bps	(139bps)	(65bps)	(35bps)	(30bps)	(106bps)	(63bps)
1-Day Stock Price Reaction %	(2%)	(1%)	(6%)	+7%	+8%	+5%	(1%)	(6%)

Source: Company filings and FactSet as of 5/28/2024.

Note: Figures shown compare midpoint of management guidance vs. broker consensus. Tempest EBITDA guidance is based on Adjusted EBITDA, which excludes stock-based compensation, associated payroll taxes and non-recurring items.

1 Profitability Margin represents the following metrics for the respective companies: Tempest (Adjusted EBITDA), EPAM (Non-GAAP EBIT) and Globant (Adjusted Profit from Operations).

2 Peer median metrics for YoY Reported Revenue Growth comparison and 1-Day Stock Price Reaction includes EPAM, Globant, Endava, Accenture and Cognizant. Excludes Capgemini given the company does not provide quarterly Revenue guidance. Peer median metrics for Profitability Margin includes EPAM and Globant (others do not give quarterly margin guidance).

LAZARD

5

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T Temp e st vs. Pee rs: Quar t erly Grow t h & Margi n Though the broader sector have all faced Revenue growth and margin headwinds, Tempest has materially trailed its peers So u r c e : Note: Co m pa n y f ili ng s a n d F a c t S e t a s of 5 / 28 / 2024. Tempest Adjusted EBITDA excludes stock - based compensation, associated payroll taxes and non - recurring items. Peer comparable company EBITDA figures shown are Adjusted EBITDA presented on a like - f o r - lik e ba s is e x c lu d in g st o c k - ba s e d c o m p ensa t ion. A d d it iona lly , p ee r me t r i cs a r e s ho wn on a c al e n da r q u a r t e r ba s is e x c e p t f or A cc e n tu r e , w h i c h is s ho wn on th e ir f isc a l q u a r t e r t im in g ( F Y e n d in g 8 / 31) ; f or 6 example, Accenture’s fiscal quarter ending 2/29/2024 data is charted as Ǫ1’24A. Organic revenue growth figures are shown where available. Digital IT Services Peers includes EPAM, Globant and Endava. Diversified IT Services Peers includes Accenture and Cognizant. Adjusted EBITDA Margin chart excludes Capgemini due to lack of quarterly reporting (outside of Revenue). 1 2 26% (19% ) 31% (5%) 18% (2%) (30% ) (20% ) (10% ) 0% 10% 20% 30% 40% YoY Reve nu e Gr o w t h % Adju s te d E B IT D A Ma r g in % 18% 3% 16% 21% 21% 20% Ǫ2'22A Ǫ3'22A Ǫ4'22A Ǫ1'23A Ǫ2'23A Ǫ3'23A Ǫ4'23A Ǫ1'24A 0% 5% 10% 15% 20% 25% 30% 35% 40% Ǫ2'22A Ǫ3'22A Ǫ4'22A Ǫ1'23A Ǫ2'23A Ǫ3'23A Ǫ4'23A Ǫ1'24A T e m p e s t Dig it a l I T S e rv i c e s P e e r s 1 Di ve r s if ied I T Ser v ic e s Pe ers 2

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T EPAM Q1’24 Earnin gs Update ($ in millions except per share values unless otherwise stated) EPAM reported Ǫ1 earnings on 5/9/24, beating expectations for the quarter but lowering FY2024 Revenue guidance due to macro and geopolitical headwinds, projects being delayed or descoped, and frictions related to resource rebalancing; its stock price fell 27% 1 3 So u r c e : Co m pa n y f ili ng s a n d F a c t S e t a s of 5 / 9 /2024. 1 Calculated as 5/9/2024 closing share price vs. 5/8/2024 closing share price. 2 Previous guidance called for 1 - 4% Revenue growth in 2024 (2.5% midpoint) with negligible contribution from currency effects and a “minimal” contribution from acquisitions. Revised guidance calls for a 1.4% decline, or 2.0% on an organic, constant currency basis. Calculated as 5/9/2024 implied EV / CY2024E EBITDA multiple vs. 5/8/2024 implied EV / CY2024E EBITDA multiple. Ǫ 1 Re s ul t s a n d Up d a t ed Guida n c e  R epo rte d R e v enue in lin e ( $1 , 165 m v s . $1 , 161 m c onse ns us ) an d a be a t on N o n - G AA P E B I T ( $174m v s . $ 163 m c onse ns us ) an d E B I T m a r g ins ( 15 % v s . 14 % c onse ns us )  R ais e d full y ear 202 4 g uid a n c e f o r No n - G AA P EBIT m a r g ins ( new r an g e of 15 . 0 - 15 . 5% , up f r om 14 . 5 - 15 . 5% ) but d o wng r ade d R e v enue g uidan c e:  N ew ful l y ear R e v enue g r o w t h g uidan c e c all s f or a 2 . 0 % de c lin e ( a t t h e m idpoi n t) v s . p r ior g uidan c e of 2 . 5 % g r o w t h 2  Im plie s $4 , 625 m m idpoi n t of 202 4 R e v enue g uidan c e , 3 . 8 % bel o w ana l y s t c onse ns us p r ior t o ear n in g s M a n a g ement C omm ent a r y “… the macroeconomic and geopolitical factors that continue to drive volatility in overall markets … leads us to adjust our think i n g fo r b o th Ǫ 2 and fo r all f u ll - y ea r o ut l o o k. ” “… client decision making is slow , budgets are being partially released , some programs are being descoped …” “… rebalancing our delivery platform to lower - cost locations forced some level of slowdown in our revenue growth too.” Anal y s t C o mm entar y 1 - Da y Re a c t io n s Sh ar e Pri c e ( % C h ang e) 1 (27%) EPAM Systems (9%) Globant (5%) Endava (2%) Accenture (1%) Capgemini (1%) C ogniz a nt Tech (3%) Tempest “Future growth will be more gradual than anticipated … [we] do not contemplate a return to pre - COVID growth rates given: 1) marginal CY24 budget growth; 2) broad - based pricing pressure; a n d 3 ) d e c e le rat in g le v e l s of V C in v e s t m e n t . ” (5/ 13 / 24) “Investors are likely to penalize EPAM as they await greater conviction around a path to revenue growth … [Our] CY25 revenue [forecast falls by 11% vs. the prior forecast] as we now assume a softer demand environment in CY25 given ongoing ma c roe c on o m i c u n c er t a i nt y .” (5/ 10 / 24) 7

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST

Tempest vs. Peers: Q1 2024 Earnings Performance

Tempest's peers reported a weak macro environment and were not confident in the timing of a recovery, generally issuing tepid full year growth and margin guidance

	Most Recent Fiscal QTR		Full Year Guidance		Market Reaction		
	Revenue Growth[1]	Margin	Revenue Growth[1]	Margin	1-Day Price %[2]	%Δ in Tgt. Price[3]	Select Management Commentary
EPAM *(May-24)*	(5%)	15% (Adj. EBIT)	(2%)	15.0–15.5% (Adj. EBIT)	(27%)	(29%)	"And the feedback that we're getting is that certain clients, although they appear to have budget are sort of **slow to begin to activate the budget**"
Globant *(May-24)*	21%	15% (Adj. EBIT)	15–16%	14.5–15.5% (Adj. EBIT)	(6%)	(15%)	"…where **most IT services firms are struggling to deliver decent growth**, we expect to achieve mid-teen top line growth for 2024"
Endava *(May-24)*	(12%)	9% (Adj. PBT)	*n.m.*[4]	*n.a.* (Adj. PBT)	+6%	(6%)	"… **pipeline conversion issue**… it is the velocity at which it proceeds through to sign an initiated work continues to be the issue"
Accenture *(Mar-24)*	0%	14% (Adj. EBIT)	1–3%	15.5% (Adj. EBIT)	(9%)	(2%)	"And that's tied to **the uncertain macro that's putting people constrained**"
Capgemini *(Apr-24)*	(4%)	*n.a.*	0–3%	13.3–13.6% (Operating Margin)	(4%)	(2%)	"… I **don't expect an awful lot of discretionary spend**. So maybe a little bit but not a full recovery"
Cognizant *(May-24)*	(2%)	15% (Adj. EBIT)	(3)–1%	15.3–15.5% (Adj. EBIT)	+1%	Flat	"… the **higher cost of capital is almost forcing enterprises to slow down** the important work"
Tempest *(May-24)*	(19%)	3% (Adj. EBITDA)	(12)–(10%)	8.0–10.0% (Adj. EBITDA)	+20%	(13%)	

Source: Company filings and FactSet as of 5/28/2024.
Note: Margin defined as follows: EPAM (Non-GAAP EBIT), Globant (Adjusted Profit from Operations), Endava (Adjusted Profit Before Tax), Accenture (Non-GAAP EBIT), Capgemini (Operating Margin), Cognizant (Adjusted Income from Operations) and Tempest (Adjusted EBITDA). Most recent quarter is 3/31/2024 in all cases but for Accenture which is the fiscal quarter ended 2/29/2024.
1 Represents YoY revenue growth, shown organic and on a constant currency basis where available.
2 Represents 1-day share price reaction (post-earnings share price compared to pre-earnings share price).
3 Represents post-earnings median broker target price (five working days after earnings) vs. pre-earnings median broker target price. Endava post-earnings median broker target price as of 5/28/2024.
4 Endava provided full-year constant currency growth at its Q3'FY24 earnings, but not organic growth excluding the contribution of GalaxE.

LAZARD

8

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Tempest vs. Peers: 2024 Guidance versus Consensus and Change to 2025 Consensus Tempest was alone in Ǫ1 in issuing full year growth and margin guidance that exceeded prior consensus; notwithstanding that, analysts slightly reduced Revenue growth estimates for Tempest in 2025, and the median Tempest target price fell 13% P R O J E C T T E M P E S T So u r c e : 1 Co m pa n y f ili ng s a n d F a c t S e t a s of 5 / 28 / 2024. Represents change in profitability margin %. Profitability metrics based on respective company metrics as follows: EPAM (Non - GAAP EBIT), Globant (Adjusted Profit from Operations), Endava (Adjusted Profit Before Tax), Accenture (Non - GAAP EBIT), Capgemini (Operating Margin), Cognizant (Adjusted Income from Operations) and Tempest (Adjusted EBITDA). Endava profitability margin (Adjusted Profit Before Tax) not shown for guidance comparison given the company does not provide Adjusted Profit Before Tax guidance (guides on Adjusted EPS). Calculated as FY2025E consensus estimates (5) working days following earnings release compared to pre - earnings FY2025E consensus estimates. Due to recency of Ǫ3’24 earnings release, Endava Next Fiscal Year Consensus and post - earnings target price based on 5/28/2024 estimates. 2 YoY Revenue Gr o w t h % Pr o f it a b ili t y M a r g in % 1 (3 . 9p p ) (0 . 8p p ) (0 . 1p p ) (1 . 3p p ) (0 . 1p p ) (0.5p p ) +1 . 6pp +7b p s (45bps) NA (5b p s ) (9b p s ) +7b p s +79bps FY2024 E G uid a n c e v s . Pri o r C o n s e n s u s FY2025 E C o n s e n s u s v s . Pri o r C o n s e n s u s 2 (5 . 5p p ) (1 . 8p p ) (3 . 5p p ) (0 . 9p p ) +0 . 1pp (0 . 5p p ) (0.4p p ) +20% +1% (4%) (9%) +6% (6%) (27%) 1 - Day Sha re Pric e Rea c t ion % (13%) Flat (2%) (2%) (6%) (15%) (29%) (1 0 b p s) (27bps) (216bps) (6b p s ) + 2 b p s +4b p s +51 bp s % Change in Median Broker Target Price (Pre - and Post - Earnings) 9

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T Tempest Management Plan: 2024 Forecast ($ i n mi ll i o n s ) Tempest’s plan contemplates delivering higher growth and margins in 2H’24; consensus predicts a 4% YoY Revenue decline in 2H’24 vs. a 1% decline per the plan, but roughly supports the implied margin expansion T empe s t Man a g ement Plan C Y 2 024 E B en c h m ar ki ng $249 $259 $268 $261 $1,03 7 $7 $20 $34 $31 $92 Ǫ 1 2 0 2 4 A Ǫ 2 2 0 2 4 E Ǫ 3 2 0 2 4 E Ǫ 4 2 0 2 4 E C Y 2 0 2 4E Re v e n u e A d jus t e d E BITD A (19%) 3% (10%) 8% (4%) 13% +3% 12% (8%) 9% Adj. Y/Y E BI TDA Growth Margin Globant EPAM En d a v a Ac c e n ture Cognizant Capgemini T e m p e s t M anagem e n t P l an T e m p e s t Co ns e n s us 5% 1 0% 1 5% 2 0% 2 5% ( 1 5% ) ( 1 0% ) ( 5% ) 0% 5% 1 0% 1 5% 2 0 % CY2024E EB I TD A M argin C Y2 0 24 E R e v e nu e Gr ow t h 1 (10%) (5%) Digit a l I T Se r v i c e s P e e r s 5% 1 0% 1 5% 2 0 % Di v e r s ifi e d I T Se r v i c e s P e e r s So u r c e : Note: 1 T em p e s t M a n a g e me n t P la n a n d F a c t S e t a s of 5 / 28 / 2024. All EBITDA figures shown are Adjusted EBITDA presented on a like - for - like basis excluding stock - based compensation. Organic revenue growth figures are shown where available. H 1 A d j. EB I TD A : $27 m H 2 A d j. EB I TD A : $65 m EPAM Globant En d a v a Accenture Capgemini Cognizant T e m p e s t M anagem e n t P l an T e m p e s t C on s e n s u s 5% 1 0% 1 5% 2 0% 2 5% ( 1 5% ) 0% H 2 2024 E EB I TD A M argin H 2 2024 E R e v e nu e G r ow t h 1 H 2 2024 E B en c h m ar ki ng 10

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T Tempest Management Plan: Long Term Forecast ($ i n mi ll i o n s ) Tempest’s plan contemplates materially higher growth than consensus (approximately second highest among peers in 2025 and close to equal highest among peers in 2026) and margins above consensus (in line with its peers by 2026) Source: Tempest Management Plan, Tempest Management and FactSet as of 5/28/2024. Note: All EBITDA figures shown are Adjusted EBITDA presented on a like - for - like basis excluding stock - based compensation. 1 Organic revenue growth figures are shown where available. 2 Accenture and Endava not shown due to lack of available broker consensus estimates. T empe s t Man a g ement Plan C Y 2 025 E B en c h m ar ki ng $1,03 7 $1,15 2 $1,39 6 $92 $155 $235 CY2024E CY2025E CY2026E 17% +21% 13% +11% 9% (8%) 14% +15% 12% +8% 8% (10%) Y/Y Growth A d j . E B I T D A Margin EPAM Globant En d a v a Accenture Capgemini Cognizant Te mp e s t M ana g eme n t P l an T e m p e s t C on s e n s u s 5% ( 5% ) 0% 5% 1 0% 1 5% 2 0% 2 5% 1 0% 1 5% 2 0% 2 5 % CY2025E EB I TD A M argin C Y2 0 25 E R e v e nu e Gr ow t h 1 0% 5% Digit a l I T Se r v i c e s P e e r s 1 5% 2 0% 2 5 % Di v e r s ifi e d I T Se r v i c e s P e e r s EPAM Globant Tempest M anagem e n t P l an C ogn iz a n t Capgemini Tempest C on s e n s u s 5% 1 0% 1 5% 2 0% 2 5% ( 5% ) 1 0 % CY2026E EB I TD A M argin C Y2 0 26 E R e v e nu e Gr ow t h 1 C Y 2 026 E B en c h m ar ki ng 2 $1,009 $1,086 $1,246 $84 $133 $177 R e v e nu e A d ju st e d EB I TD A T e m p e s t C on s e n s u s 11

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST

Tempest Management Plan: Long Term Forecast (cont'd)

($ in millions)

	Actuals				Tempest Management Plan					Mgmt. Observations & Assumptions
	CY'20A	CY'21A	CY'22A	CY'23A	CY'24E	CY'25E	CY'26E	CY'27E	CY'28E	
Revenue – Organic growth[1] (%)	+4%	+31%	+19%	(15%)	(8%)	+11%	+21%	+20%	+20%	• 8% organic decline in CY'24E due to ongoing macro weakness and reorg-related disruptions, increasing to +20% growth by 2026 as assumed market recovery brings demand back to historical levels
Organic growth – Tempest Broker Consensus					(10%)	+8%	+15%			
Revenue	$803	$1,070	$1,296	$1,127	$1,037	$1,152	$1,396	$1,676	$2,004	
Revenue – Tempest Broker Consensus					$1,009	$1,086	$1,246			
Adjusted Gross Profit[2] – Adj. Gross Profit Margin (%)	42%	44%	42%	36%	36%	39%	41%	42%	41%	• Gross Margins to remain low in CY'24E due to recent declines in ABR and slower-than-hoped cost cutting, rising from CY'25E onwards to ~40% as utilization hits historical highs and ABR growth exceeds wage growth
Adj. Gross Profit Margin – Tempest Broker Consensus					35%	35%				
Adjusted Gross Profit	$337	$473	$540	$407	$370	$451	$576	$697	$828	
Adjusted Gross Profit – Tempest Broker Consensus					$349	$382				
Adjusted EBITDA[3] – Adj. EBITDA Margin (%)	19%	21%	20%	10%	9%	13%	17%	18%	19%	• EBITDA margins approx. double by 2026 due to Gross Margin gains above, S&M efficiencies and ~100 basis points per year of other (non-S&M) operating margin improvements
Adj. EBITDA Margin – Tempest Broker Consensus					8%	12%	14%			
Adjusted EBITDA	$153	$224	$257	$112	$92	$155	$235	$307	$380	
Adjusted EBITDA – Tempest Broker Consensus					$84	$133	$177			

● Tempest Broker Consensus

LAZARD

Source: Tempest Management Plan, Tempest Management and FactSet as of 5/28/2024.
1 Represents organic revenue growth, adjusted for contributions from acquisitions, unadjusted for foreign exchange effects.
2 Excludes stock-based compensation, associated payroll taxes and D&A. Tempest Adjusted Gross Profit broker consensus estimates unavailable for CY2026E.
3 Excludes stock-based compensation, associated payroll taxes and non-recurring items.

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DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Tempest Management Plan: Long Term Growth Benchmarking vs. Peers Tempest has grown Revenue at 20%+ in six out of 19 years since 2005, and has grown more slowly than its Digital peers every year other than 2009; the plan calls for 20%+ growth by 2026 (continuing through 2028), becoming a faster grower than its peers for the first time in 17 years P R O J E C T T E M P E S T Rev e n u e Gr o w t h 1 19% 16% 17% 9% (0%) 31% 27% 13% 13% 22% 12% 16% 17% 21% 19% 4% 33% 21% (13%) (8% ) 20% (10% ) 8% (7%) 48% 54% 36% 25% 29% 26% 27% 28% 27% 26% 23% 41% 32% 6% 2% 11% 11% 21% 20% 18% 15% (20%) 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 (10% ) 0% 10% 20% 30% 40% 50% 60% Tempest Management Plan Tempest Broker Consensus Digital IT Services Peer Median (EPAM, Globant and Endava) 2 Source: Tempest Management Plan, Tempest Management, company filings and FactSet as of 5/28/2024. 1 Re v e n u e g r owth r e p r e s e n t s r e p o r t e d g r owt h. 2 Digital IT Services Peers are included in the median beginning in the following years, respectively: EPAM (2009), Globant (2011) and Endava (2017). 13

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Tempest Management Plan: Long Term EBITDA Margins Benchmarking vs. Peers Tempest’s median EBITDA margin 1 was 8% from 2007 to 2023, well below its Digital peers in all but the COVID boom years; the plan calls for margins to exceed the level of the peers, though consensus has Tempest’s margins remaining materially below them through 2026 P R O J E C T T E M P E S T E B ITDA M a r g in % 1 6% 4% 0% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 7% 6% 8% 7% 9% 6% 7% 7% 10% 14% 14% 21% 10% 9% 13% 17% 19% 8% 12% 14% 8% 13% 15% 15% 11% 17% 18% 19% 19% 14% 19% 21% 20% 20% 20% 19% 21% 19% 17% 18% 18% 18% 5% 10% 15% 20% 25% Tempest Management Plan Tempest Broker Consensus Digital IT Services Peer Median (EPAM, Globant and Endava) 2 Source: Tempest Management Plan, Tempest Management, company filings and FactSet as of 5/28/2024. 1 Tempest EBITDA margin is based on Unadjusted EBITDA from 2007 - 2016 and Adjusted EBITDA thereafter. 2 Digital IT Services Peers are included in the median beginning in the following years, respectively: EPAM (2008), Globant (2010) and Endava (2016). 14

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T Tempest Management Plan: Operating KPIs The plan contemplates (i) historically unprecedented utilization rates coupled with high teens headcount growth, and (ii) improving bill rates coupled with relatively stable wages Tempest Utilization Rate (%) and Prof. Services Headcount Growth Source: T em p e s t M a n a g e me n t P la n a n d T em p e s t M a n a g e me n t . 65.9% 66.6% 65.2% 66.9% 62.9% 62.9% 67.9% 67.9% 67.9% 67.9% 67.2% + 25% + 17% + 25% + 32% ( 5% ) ( 8% ) + 8% + 17% + 18% + 19% 2018A 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E U t i l i z at i on R a t e A v g . P S H C % Y/Y G r ow th Tempest Avg. Bill Rate (ABR) and Avg. Wages, Indexed (as of FY’24) 129 122 113 119 118 107 100 102 106 108 109 107 105 98 102 97 99 100 98 98 100 101 2018A 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E AB R (I n d e x e d = 1 0 0 as o f F Y ' 2 4 ) A v g . W a ge s ( I n d e x e d = 1 00 as o f F Y ' 2 4 ) 15

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T Tempest Management Plan: Operating Expenses ($ i n mi ll i o n s un l e ss o t h e r w i s e s tated) Tempest’s plan assumes increasing S&M efficiency during an ongoing GTM transformation, while simultaneously achieving historically unprecedent levels of operating efficiency in other operating expenses T empe s t : S ale s & Ma r k eting E xp en s e Tempest: Other Operating Expenses (SG&A less S&M) $49 $52 $46 $69 $80 $92 $98 $104 $121 $143 $169 $647 $772 $803 $1,07 0 $1,29 6 $1,127 $1,037 $1,152 $1,39 6 $1,67 6 $2,00 4 8% 7% 6% 6% 6% 8% 9% 9% 9% 9% 8% $126 $145 $139 $179 $210 $205 $180 $192 $219 $247 $279 $647 $772 $803 $1 ,0 7 0 $1,29 6 $1,127 $1,037 $1,152 $1,39 6 $1,67 6 $2 ,0 0 4 19% 19% 17% 17% 16% 18% 17% 17% 16% 15% 14% 2018A 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E Increasing S&M efficiency driven by market rebound (and its impact on sales productivity) and 2024’s unproven S&M transformation bearing fruit I n c reasi n g o p e rat in g e ff i c ie n c y f r o m e c o n omi e s of s c al e a n d o p e rat in g initiatives (e.g. reducing average seniority of roles over time) So u r c e : 1 Tempest Management Plan, Tempest Management, company filings and FactSet as of 5/28/2024. Calculated as Tempest Management Plan (SG&A plus D&A less Amortization of Purchased Intangible Assets) as a % of Revenue. 2018A 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E To tal Re v e nu e To tal S&M S & M % o f R e v e nu e To tal Re v e nu e T o tal S G & A l e s s S &M To tal SG & A l e s s S&M, as a % of R e v e nu e 16